Exhibit 10.2

                WHARTON CAPITAL PARTNERS LTD.


June 20, 1997

Mr. Wu (Zhi Jian)
President & CEO
Dawson Science Corporation
1575 Delucchi Lane Ste. 115
Reno NV 89502


Dear Mr. Wu:


This letter is to confirm that Wharton Capital Partners, Ltd. (Wharton) is authorized to act as an exclusive financial consultant for Dawson Science Corp. (DWSC) through January 31, 1998 for the purpose of introducing prospective offshore purchasers to DWSC in connection with the purchase of up to $50 million of various types of offerings including but not limited to convertible debentures and convertible preferreds of DWSC under Regulation D of the Securities Act of 1933, as amended and carry terms contained in Exhibit A attached. Purchases of DWSC's offerings may be made in a single tranche or in multiple tranches. Signing this agreement does not restrict DWSC from seeking and closing other financings which are not discounted or offshore transactions.

At the closing of each tranche, DWSC agrees to pay to Wharton or its designee a fee equal to 5% of the gross transaction amount for such tranche, which fee may be deducted from the proceeds at closing and/or paid directly by the escrow agent. As additional compensation, DWSC agrees to pay Wharton or its designee 25,000 warrants per $2.5 million of financing subscribed for or pro rated portion thereof, to buy fully registered DWSC common stock for a period of five years from the closing date of the first tranche at a strike price of 120% of the market price at the time of closing each tranche.

The fees set forth above are due and payable to Wharton irrespective of whether the transaction closes during the term hereof or thereafter, provided that such transaction is consummated with persons or entities introduced to DWSC by Wharton and will be deemed earned when a ready, willing and able purchaser has been identified and funds are ready for payment.

In addition, for each tranche Wharton shall have an exclusive on any offshore or discounted financings (other than strategic partners not in the business of investing) done by DWSC for a period of sixty days from the date the underlying registration statement becomes effective and a right of first refusal on any offshore or discounted financings for a period of 6 months from the date of closing.

DWSC acknowledges that the relationships between Wharton and the persons and/or entities to be introduced to DWSC for the purposes contemplated by this agreement are proprietary to Wharton and essential to its business. Accordingly, DWSC agrees, to keep the names of investors confidential, except for SEC reporting purposes or if legally required and to a three-year period following the execution of this agreement, that neither DWSC, nor any of its officers directors or other representatives, will contact, either directly or indirectly, any sources introduced to DWSC by Wharton hereunder for the purpose of arranging any future financing for DWSC or any of its affiliates, without the express written consent of Wharton and without satisfactory compensation to Wharton. DWSC also agrees not to issue any press releases relating to this transaction without the prior review of Wharton.

DWSC agrees that the subject offerings will be available at the closing and that the common stock reserved for conversion will be duly authorized and will not hinder Wharton's efforts hereunder. DWSC further agrees, in consideration of Wharton's consulting services as set forth above, that DWSC will indemnify and hold harmless Wharton, its affiliates, officers, directors, members, partners, agents, controlling persons and employees against any and all losses, claims, damages or liabilities (collectively, "Losses") incurred in connection with or as a result of either its engagement hereunder or any matter referred to in this engagement letter (except to the extent that any such Losses result form the gross negligence or bad faith of Wharton in performing the services that are subject of this letter) and the Company agrees that it will reimburse Wharton and such other indemnified parties listed above for its and their legal and other expenses.

Very truly yours,



WHARTON CAPITAL CORPORATION   Agreed and Accepted

                              Dawson Science Corp.


/s/Barry R. Minsky            /s/ Wu Zhi Jian
Barry R. Minsky               Wu Zhi Jian

Chief Executive Officer       Authorized Signature


                              6/27/97
                              Date



                   WHARTON CAPITAL PARTNERS LTD.



July 8, 1997


Mr. Wu (Zhi Jian)
President and Chief Executive Officer
Dawson Science Corporation
1575 Delucchi Lane, Ste. 115
Reno, NV 89502


Dear Mr. Wu:


In accordance with our loan agreement dated June 3, 1997 between Wharton Capital Partners, LTD. (Wharton) and Dawson Science Corporation (DWSC), this letter will confirm that the number of fully-registered free-trading common shares of (DWSC) due Wharton on October 2, 1997 is 61.05 thousand shares ($500,000 divided by $8.19-closing market price on July 7, 1997.)

Please indicate your agreement by signing in the space below.

Very truly yours,



WHARTON CAPITAL CORPORATION   Agreed and Accepted

                              Dawson Science Corporation


/s/ Barry R. Minsky           /s/  Wu Zhi Jian
Barry R. Minsky                    Wu Zhi Jian
Chief Executive Officer       President and Chief Executive
                              Officer








                          CONFIDENTIAL

Exhibit A

              DWSC Proposed Term Sheet - Expires 1/31/98

 Regulation D Convertible Preferreds or Convertible Debentures


Issuer:        Dawson Science Corp.

Amount: Up to $50 million - $5-$10 million upon conditions for funding being achieved and the balance in additional tranches subject to market conditions.

Conditions
for Funding:   a)   DWSC must be listed and in good standing on
                    the Small Cap or National Systems NASDAQ,
                    American or New York Stock Exchange.

               b)   The price per share must be above $5

               c) The average 120-day trading volume prior to closing must be at least 100,000 shares per day

               d)   Market Cap must be above $65 million

               e) Float of at least % 15-20% of the shares outstanding.

               DWSC will notify Wharton Capital Partners, Ltd. (Wharton) in writing that the conditions for funding have been met and DWSC would like to proceed with funding. Upon receipt of such letter Wharton shall have 30 days to produce a ready, willing and able purchaser or the exclusivity in the first paragraph of the June 20 agreement shall cease.

Term:          60 months subject to conversion per tranche.

Instrument:    Convertible Preferred Stock or Convertible
               Debentures.

Conversion     Convertible by the holders into common stock
   Terms:      of DWSC at 80% of the lowest five day average
               closing bid price for the 25-day period prior to conversion notice but at no time higher than 120% of the market price on the day of closing. Plus for every 5 shares of common stock issued at conversion, the purchaser will receive one five year warrant to purchase fully registered common stock at a strike price of 120% of the market price at the time of closing.

Principal:     Payable at maturity, if not previously converted.

Dividend/
  Interest:    6% per annum payable in kind on conversion.

Registration:  Common stock reserved for issue upon conversion of the Preferred Stock or Debentures will be registered within 90 days of closing. If not, late registration fee of 2.5% of principal amount in cash or additional shares will be issued for each month or portion thereof after 90 days.

Redemption
  Option:      To be agreed upon by the parties.

Closing: 3 days or less after execution of final documents by all parties and delivery of all closing items. If not, exclusivity in the first paragraph of the June 20 agreement with Wharton shall cease.

Legal Fees:    Issuer pays legal fees not to exceed $20,000
               payable at closing per tranche.

Fee: 5% of gross transaction amount plus 25,000 five-year warrants per $2.5 million of financing to buy fully registered common stock at a strike price equal to 120% of the market price at closing.


Agreed and Accepted

Dawson Science Corp.          CONFIDENTIAL


/s/ Wu Zhi Jian               6/27/97
Wu Zhi Jian
Authorized Signature          Date








                     WHARTON CAPITAL PARTNERS LTD.





October 30, 1997                   Certified Mail
                                   Return Receipt #-Z 061 117 426


Mr. Wu (Zhi Jian)
President and Chief Executive Officer
Dawson Science Corporation
70 East 55th Street
New, York, NY 10022

Dear Mr. Wu:

Dawson Science Corporation (DWSC) was to make an interest payment due on October 1, 1997 in connection with the loan agreement dated July 3, 1997 between Wharton Capital Partners, LTD.
(Wharton) and DWSC.

Attached you will find a new invoice reflecting all interest due for the months of September (including an additional 8% late fee on the past due monthly interest amount) and October 1997.

Kindly forward payment within the next 10 business days to avoid incurring further charges. Thank you.

Very truly yours,

Wharton Capital Partners, LTD.

/s/ Sergio Urrutia

Sergio Urrutia
Account Executive











                              Certified Mail
                              Return Receipt # - Z 061 117 426



                          INVOICE

 8% GRID PROMISSORY NOTE ISSUED BY DAWSON SCIENCE CORPORATION
                      DATED JULY 3,1997

                      INTEREST DUE FROM
                     SEPTEMBER 1st THROUGH
                       OCTOBER 31, 1997


Amount of      Interest
Advance        Due Date       Amount Due     Late Fee  Total
$320,000       10/1/97        $2,104.11      $ 168.33  $2,272.44
               11/1/97        $2,174.24                2,174.24


Total Due: 11/1/97                                     $4,446.68


       MAKE CHECK PAYABLE TO WHARTON CAPITAL PARTNERS LTD.



                   WHARTON CAPITAL PARTNERS LTD.


January 30, 1998              Certified Mail
                              Return Receipt # -Z 061 117 425


Mr. Wu (Zhi Jian)
President and Chief Executive Officer
Dawson Science Corporation
575 Lexington Avenue, 4th Floor
Suite 410
New York, Ny  10022

Dear Mr. Wu:

In accordance with the loan agreement dated July 3, 1997 between Wharton Capital Partners, LTD. (Wharton) and Dawson Science Corporation (DWSC). Wharton was due to receive 61,050 fully-registered free-trading common shares of DWSC on October 2, 1997. If not, a late fee of 2.5% additional shares was to be issued for each month or portion thereof after the delivery date of the shares.

Please note, as of February 2, 1998, the number of fully-registered free-trading common shares of DWSC due to Wharton is 67,386.83 (includes penalty shares for the months of October, November, and December of 1997 and January 1998 in the amounts of 1,526.25, 1,564.40, 1.602.6, and 1,643.58 respectively).

Kindly forward the above mentioned number of DWSC shares within 10 business days to avoid further penalties. Thank you.

Very truly yours,

Wharton Capital Partners, LTD.

/s/ Sergio Urrutia

Sergio Urrutia
Account Executive